Exhibit 99

TeleCommunication Systems, Inc. Completes Acquisition of Enterprise Mobility Solutions Division of Aether Systems, Inc.

Transaction Bridges Wireless Data Solutions for Carrier and Enterprise Requirements

ANNAPOLIS, Md., Jan. 13 /PRNewswire-FirstCall/ — TeleCommunication Systems, Inc. (Nasdaq: TSYS), a global leader in wireless data technology, today announced it has completed its acquisition of the Enterprise Mobility Solutions (EMS) division of Aether Systems, Inc. (Nasdaq: AETH).

“TCS is now well-positioned to offer wireless data and location-based solutions incorporating platform technologies for carriers, enterprise, and government,” commented Maurice B. Tose, Chairman, President and CEO for TCS.

The acquisition accelerates carriers’ ability to deploy integrated mobile messaging and location products to enterprise customers through TCS. TCS will now be able to combine Aether’s behind-the-enterprise-firewall Fusion platform with TCS’ inside-the-carrier-network Voyager™ platform for secure enterprise, government and consumer applications.

TCS expects to apply its leading wireless messaging and location-based technology expertise and its wireless carrier relationships to solidify and expand Aether’s enterprise mobility solutions. Current and prospective TCS customers now have a single source for cost-saving solutions that integrate their messaging, synchronization and web technologies for existing or future applications on phones, PDAs and other common handheld devices across current and next generation wireless networks.

Aether EMS brings to TCS an impressive base of 1,200 enterprise customers, more than 60,000 wireless data users, leading applications for logistics, financial services and the mobile office, and 112 employees. Gregg Smith, President of Aether EMS since October 2002, will continue to lead the division in a similar role for TCS. The division will continue to operate from its current locations in Owings Mills, Md. and its European offices in the UK, Spain, Sweden and the Netherlands.

According to research firm Gartner, Inc., “Mobile devices ranging from portable PCs and PDAs to new technologies such as sensor networks, are the biggest revolution in corporate data collection and distribution in a decade. The availability of a wide range of mobile technology is highly supportive of new trends, such as the real-time enterprise (RTE), which must be responsive, connected, collaborative and informed. Mobility will be essential to support RTE goals.” (Source: Gartner Symposium/ITxpo 2003, October 19, 2003).

The transaction is valued at approximately $19 million. Concurrent with the asset purchase transaction, TCS has closed on $21 million of financing with two accredited institutional investors, which includes $15 million of 3% Subordinated Convertible Debentures with a balloon 5-year maturity and approximately 1.4 million newly issued shares of TCS common stock.

ABOUT TELECOMMUNICATION SYSTEMS, INC.

TeleCommunication Systems, Inc. (TCS) (Nasdaq: TSYS) is a leading provider of mission critical wireless data solutions to carriers, enterprise and government customers. TCS’ wireless data offerings range from providing location-based Enhanced 9-1-1 services and messaging infrastructure to wireless operators, real-time market data and alerts to financial institutions, mobile asset management and mobile office solutions for enterprises, and encrypted satellite communications to government customers.

TCS makes connections that matter. Whether connecting people with voice, data or video in a wireless world or connecting our customers and shareholders with long-term value, TCS delivers competitive, reliable and secure products, services and solutions to meet these needs. For more information visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward- looking include, but are not limited to, Mr. Tose’s statement that TCS is now well-positioned to offer wireless data and location-based solutions in its three market segments; that TCS expects to apply leading wireless technology expertise to solidify and expand Aether’s enterprise mobility solutions; and statements regarding the potential applications of the combined companies’ technologies for the benefit of its customers.

The actual results realized by the Company could differ materially from the statements made herein, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company’s financial results and the ability of the Company to (i) reach and sustain profitability as early as anticipated, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into its products, (v) expand its business offerings in the new wireless data industry, (vi) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, and (viii) implement its sales and marketing strategy.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

SOURCE TeleCommunication Systems, Inc.

01/13/2004

/CONTACT: Tom Brandt, Senior Vice President & CFO, +1-410-280-1001,
brandtt@telecomsys.com, or Jeff Sim, Sr. Director, Investor Relations,
+1-410-280-1055, simj@telecomsys.com, both of TeleCommunication Systems